MAXSOUNDCORPORATION

8%CONVERTIBLEREDEEMABLEPROMISSORYNOTE

EffectiveDateSeptember11,2015 US$35,000.00DueSeptember11,2016

THISNOTEANDTHECOMMONSTOCKISSUABLEUPONCONVERSIONOFTHISNOTEHAVENOTBEENANDWILLNOTBEREGISTEREDWITHTHEUNITEDSTATESSECURITIESANDEXCHANGECOMMISSIONORTHESECURITIESCOMMISSIONOFANYSTATEPURSUANTTOANEXEMPTIONFROMREGISTRATIONPROVIDEDUNDERTHESECURITIESACTOF1933,ASAMENDED,ANDTHERULESANDREGULATIONSPROMULGATEDTHEREUNDER(THE"1933ACT”)

FORVALUERECEIVED,MaxSoundCorporation(the“Company”)promisestopaytotheorderofGWHoldingsGroup,LLC.,anditsauthorizedsuccessorsandpermittedassigns("Holder"),theaggregateprincipalfaceamountofThirty-fiveThousandFiveHundredDol-larsexactly(U.S.35,000.00)onSeptember11,2016("MaturityDate").TheCompanywillpayinterestontheprincipalamountoutstandingattherateof8%perannum,whichwillcommenceonSeptember11,2015.TheCompanyacknowledgestheissuancepriceofthisNotewas$33,000.00,asitwas issuedwitha$2,000.00originalissue discount(“OID”).TheinterestwillbepaidtotheHolderinwhosenamethisNoteisregisteredontherecordsoftheCompanyregardingregistrationandtransfersofthisNote.Theprincipalof,andinter-eston,thisNotearepayableat 137Montague Street,Suite291,Brooklyn, NY11201,initial-ly,andifchanged,lastappearing ontherecords oftheCompanyasdesignatedin writing bytheHolderhereoffromtimetotime.TheCompanywillpayeachinterestpaymentandtheoutstandingprincipaldueuponthisNotebeforeorontheMaturityDate,lessanyamountsrequiredbylawtobedeductedorwithheld,totheHolderofthisNotebycheckorwiretransferaddressedtosuchHolderatthelastaddressappearingontherecordsoftheCom-pany.Theforwardingofsuchcheckorwiretransfershallconstituteapaymentofout-standingprincipalhereunderandshallsatisfyanddischargetheliabilityforprincipalonthisNotetotheextentofthesumrepresentedbysuchcheckorwiretransfer.InterestshallbepayableinCommonStock(asdefinedbelow)pursuanttoparagraph4(b)herein.

ThisNoteissubjecttothefollowingadditionalprovisions:

1.                   ThisNoteisexchangeableforanequalaggregateprincipalamountofNotesofdifferentauthorizeddenominations,asrequestedbytheHoldersurrenderingthesame.Noservicechargewillbemadeforsuchregistrationortransferorexchange,exceptthatHoldershallpayanytaxorothergovernmentalchargespayableinconnectionthere-with.

GH

Initials

2.                   Underallapplicablelaws,theCompanyshallbeentitledtowithholdanyamountsfromallpaymentsitisentitledto.

3.                   ThisNotemayonlybetransferredorexchangedincompliancewiththeSecuritiesActof1933,asamended("Act")andanyapplicablestatesecuritieslaws.Allattemptstransfertoanon-qualifyingpartyshallbetreatedbytheCompanyasvoid.PriortoduepresentmentfortransferofthisNote,theCompanyandanyagentoftheCompanymaytreatthepersoninwhosenamethisNote isdulyregisteredontheCompany'srecordsastheownerhereofforallotherpurposes,whetherornotthisNotebeoverdue,andnei-thertheCompanynoranysuchagentshallbeaffectedorboundbynoticetothecontrary.AnyHolderofthisNoteelectingtoexercisetherightofconversionsetforthinSection4(a)hereof,inadditiontotherequirementssetforth inSection4(a),and anyprospectivetrans-fereeofthisNote,alsoisrequiredtogivetheCompanywrittenconfirmationthatthisNoteisbeingconverted("NoticeofConversion")intheformannexedheretoasExhibitA.Thedateofreceipt(includingreceiptbytelecopy)ofsuchNoticeofConversionshallbetheConversionDate.

4.                   (a) TheHolderofthisNotehastheoption,atanytime,toconvertalloranyamountoftheprincipalfaceamountofthisNotethenoutstandingintosharesoftheCompany'scommonstock(the"Common Stock")ataprice("ConversionPrice")whichwillbe thelesserof theMarket PriceontheInitialFundingDateortime ofconversion.Themarketprice(“MarketPrice”)foreachshareofCommonStockwillbeequalto60%ofthelowestclosingbidpriceoftheCommonStockasreportedontheNationalQuotationsBureauOTCQBexchangewhichtheCompany’ssharesaretradedoranyexchangeuponwhichtheCommonStockmaybetradedinthefuture("Exchange"),forthe(i)fifteen priortradingdaysincludingthedayuponwhichaNoticeofConversionisreceivedbytheCom-pany(providedsuchNoticeofConversionisdeliveredbyfaxorotherelectronicmethodofcommunicationtotheCompanyafter4P.M.EasternStandardorDaylightSavingsTimeiftheHolderwishestoincludethesamedayclosingprice)or(ii)fifteentradingdayspriortoSeptember11,2015.TheNoticeofConversionmayberescindediftheshareshavenotbeendeliveredwithin3businessdays.TheCompanyshalldeliverthesharesofCommonStock tothe Holderwithin 3 businessdays ofreceipt by theCompanyof theNoticeof Con-version.TheHoldershallsurrenderthisNotetotheCompanyuponreceiptofthesharesofCommonStock,executedbytheHolder.ThiswillmakecleartheHolder'sintentiontoconvertthisNoteoraspecifiedportionhereof,andaccompaniedbyproperassignmenthereofinblank.Accruedbutunpaidinterestshallbesubjecttoconversion.Thenumberofissuableshareswillberoundedtothenearestwholeshare,andnofractionalsharesorscriprepresentingfractionsofshareswillbeissuedonconversion.IntheeventtheCom-panyexperiencesaDTC“Chill”onitsshares,theconversionpriceshallbedecreasedto55%insteadof60%whilethat“Chill” isineffect.Notwithstandinganythingtothecontrarycon-tainedin the Note (except as set forth belowin this Section),the Note shall not beconvert-iblebyInvestor,andCompanyshallnoteffectanyconversionoftheNoteorotherwiseis-sueanysharesofCommonStocktotheextent(butonlytotheextent)thatInvestorto-

getherwithanyofitsaffiliateswouldbeneficiallyowninexcessof9.99%(the“Maximum

Percentage”)oftheCommonStockoutstanding.Totheextenttheforegoinglimitationapplies,thedeterminationofwhetheraNoteshallbeconvertible(vis-à-visotherconvert-ible,exercisableorexchangeablesecuritiesownedbyInvestororanyofitsaffiliates)andofwhichsuchsecuritiesshallbeconvertible,exercisableorexchangeable(asamongallsuchsecuritiesownedbyInvestoranditsaffiliates)shall,subjecttosuchMaximumPer-centagelimitation,bedetermined onthebasis of thefirstsubmissiontoCompany for con-version,exerciseor exchange(asthecasemaybe).Nopriorinabilitytoconvert aNote,ortoissuesharesofCommonStock,pursuanttothisSectionshallhaveanyeffectontheap-plicabilityoftheprovisionsofthisSectionwithrespecttoanysubsequentdeterminationofconvertibility. Forpurposesof this Section,beneficialownershipand alldeterminationsandcalculations(including,withoutlimitation,withrespecttocalculationsofpercentageownership)shallbedeterminedinaccordancewithSection13(e)ofthe1934Act(asde-finedbelow)andtherulesandregulationspromulgatedthereunder.TheprovisionsofthisSection shallbeimplementedinamannerotherwisethan instrictconformitywiththetermsofthisSectiontocorrectthisSection(oranyportionhereof)whichmaybedefectiveorinconsistentwiththeintendedMaximumPercentagebeneficialownershiplimitationhereincontainedortomakechangesorsupplementsnecessaryordesirabletoproperlygiveeffecttosuchMaximumPercentagelimitation.ThelimitationscontainedinthisSec-tionshallapplytoasuccessorholderofthisNoteandshallbeunconditional,irrevocableandnon-waivable.Foranyreasonatanytime,uponthewrittenororalrequestofInves-tor,Companyshallwithinone(1) businessdayconfirmorallyandinwritingtoInvestorthenumberofsharesofCommonStockthenoutstanding,includingbyvirtueofanypriorconversionor exerciseofconvertibleor exercisablesecuritiesintoCommonStock,includ-ing,withoutlimitation,pursuanttothisNote.

(b)              InterestonanyunpaidprincipalbalanceofthisNoteshallbepaidattherateof8%perannum.InterestshallbepaidbytheCompanyinCommonStock("InterestShares").Holdermay,atanytime,sendinaNoticeofConversiontotheCompa-nyforInterestSharesbasedontheformulaprovidedinSection4(a)above.ThedollaramountconvertedintoInterestSharesshallbealloraportionoftheaccruedinterestcal-culatedontheunpaidprincipalbalanceofthisNotetothedateofsuchnotice.

(c)               DuringthefirstsixmonthsthisNoteisineffect,theCompanymayredeemthisNotebypayingtotheHolderanamountequalto130%oftheunpaidprincipalamountofthisNotealongwithanyprepaidandearnedinterest.ThisNotemaynotberedeemedafter180days.Theredemptionmustbeclosedandpaidforwithin3businessdaysoftheCompanysendingtheredemptiondemandortheredemptionwillbeinvalidandtheCompanymaynotredeemthisNote.

(d)              Upon(i)atransferofallorsubstantiallyalloftheassetsoftheCompanytoanypersoninasingletransactionorseriesofrelatedtransactions,(ii)are-classification,capitalreorganizationorotherchangeorexchangeofoutstandingsharesoftheCommonStock,otherthanaforwardorreversestocksplitorstockdividend,or(iii)any consolidationor mergerof theCompanywithor intoanotherperson or entityinwhichtheCompanyisnotthesurvivingentity(

changethejurisdictionofincorporationoftheCompanyandresultsinareclassification,conversionorexchangeofoutstandingsharesofCommonStocksolelyintosharesofCom-monStock)(eachofitems(i),(ii)and (iii)beingreferredtoasa"SaleEvent"),then,ineachcase,theCompanyshall,uponrequestoftheHolder,redeemthisNoteincashfor150%oftheprincipalamount,plusaccruedbutunpaidinterestthroughthedateofredemption,orattheelectionoftheHolder,suchHoldermayconverttheunpaidprincipalamountofthisNote(togetherwiththeamountofaccruedbutunpaidinterest)intosharesofCommonStockimmediatelypriortosuchSaleEventattheConversionPrice.

(e)              In caseof anySaleEvent(nottoincludeasale ofallor substan-tiallyalloftheCompany’sassets)inconnectionwithwhichthisNoteisnotredeemedorconverted,theCompanyshallcauseeffectiveprovisiontobemadesothattheHolderofthisNoteshallhavetherightthereafter,byconvertingthisNote,topurchaseorconvertthisNoteintothekindandnumberofsharesofstockorothersecuritiesorproperty(in-cludingcash)receivableuponsuchreclassification,capitalreorganizationorotherchange,consolidationormergerbyaholderofthenumberofsharesofCommonStockthatcouldhavebeenpurchaseduponexerciseoftheNoteandatthesameConversionPrice,asde-finedinthis Note, immediatelypriorto suchSaleEvent. The foregoingprovisionsshallsim-ilarlyapplytosuccessiveSaleEvents.IftheconsiderationreceivedbytheholdersofCom-monStockisotherthancash,thevalueshallbeasdeterminedbytheBoardofDirectorsoftheCompanyorsuccessorpersonorentityactingingoodfaith.

5.                   NoprovisionofthisNoteshallalterorimpairtheobligationoftheCompany,whichisabsoluteandunconditional,topaytheprincipalof,andintereston,thisNoteatthetime,place,andrate,andintheform,hereinprescribed.

6.                   TheCompanyherebyexpresslywaivesdemandandpresentmentforpayment,noticeofnon-payment,protest,noticeofprotest,noticeofdishonor,noticeofac-celerationorintenttoaccelerate,anddiligenceintakinganyactiontocollectamountscalledforhereunderandshallbedirectlyandprimarilyliableforthepaymentofallsumsowingandtobeowinghereto.

7.                   TheCompanyagreestopayallcostsandexpenses,includingreasona-bleattorneys'feesandexpenses,whichmaybeincurredbytheHolderincollectinganyamountdueunderthis Note.

cur:

8.	Ifoneormoreofthefollowingdescribed"EventsofDefault"shalloc-

(a)               TheCompanyshalldefaultinthepaymentofprincipalorin-terestonthisNoteoranyothernoteissuedtotheHolderbytheCompany;or

(b)              AnyoftherepresentationsorwarrantiesmadebytheCompa-nyhereinorin anycertificate orfinancialorotherwritten statementsheretofore orhereaf-terfurnished byoron behalfofthe Companyinconnection withthe executionanddelivery

ofthisNote,ortheSecuritiesPurchaseAgreementunderwhichthisnotewasissuedshallbefalseormisleadinginanyrespect;or

(c)               TheCompanyshallfailtoperformorobserve,inanyrespect,anycovenant,term,provision,condition,agreementorobligationoftheCompanyunderthisNoteoranyothernoteissuedtotheHolder;or

(d)              TheCompanyshall(1)becomeinsolvent;(2)admitinwritingitsinabilitytopayitsdebtsgenerallyastheymature;(3)makeanassignmentforthebene-fitofcreditorsorcommenceproceedingsfor itsdissolution;(4)applyfororconsenttotheappointmentofatrustee,liquidatororreceiverforitsorforasubstantialpartofitsproper-tyorbusiness;(5)fileapetitionforbankruptcyrelief,consenttothefiling ofsuch petitionorhavefiledagainstitaninvoluntarypetitionforbankruptcyrelief,allunderfederalorstatelawsas applicable;or

(e)               Atrustee,liquidatororreceivershallbeappointedfortheCompanyorforasubstantialpartofitspropertyorbusinesswithoutitsconsentandshallnotbedischargedwithinsixty(60)daysaftersuchappointment;or

(f)                Anygovernmentalagencyoranycourtofcompetentjurisdic-tionattheinstanceofanygovernmentalagencyshallassumecustodyorcontrolofthewholeoranysubstantialportionofthepropertiesorassetsoftheCompany;or

(g)               Oneormoremoneyjudgments,writsorwarrantsofattach-ment,orsimilarprocess,inexcessofthirty-fivethousanddollars($35,000)intheaggre-gate,shallbeenteredorfiledagainsttheCompanyoranyofitspropertiesorotherassetsand shall remainunpaid,unvacated,unbondedor unstayedfor aperiod of fifteen(15)daysorinanyeventlaterthanfive(5)dayspriortothedateofanyproposedsalethereunder;or

(h)              TheCompanyshallhavedefaultedonorbreachedanytermofanyothernoteofsimilardebtinstrumentintowhichtheCompanyhas enteredandfailedtocuresuchdefaultwithintheappropriategraceperiod;or

(i)                TheCompanyshallhaveitsCommonStockdelistedfromanexchange(includingtheOTCBBexchange)or,iftheCommonStocktradesonanexchange,thentradingintheCommonStockshallbesuspendedformorethan10consecutivedays;

(j)                IfamajorityofthemembersoftheBoardofDirectorsoftheCompanyonthedatehereofarenolongerservingasmembersoftheBoard;

(k)              TheCompanyshallnotdelivertotheHoldertheCommonStockpursuanttoparagraph4hereinwithoutrestrictivelegendwithin3businessdaysofitsreceiptofaNoticeofConversion;or

(l)                TheCompanyshallnotreplenishthereservesetforthinSec-

tion12,within3businessdaysoftherequestoftheHolder.IftheCompanydoesnotre-plenishthereservesetforthinSection12,within5businessdaysoftherequestoftheHolderthen the conversion discountsetforthin Section4(a)shallbeincreasedfroma60%conversiondiscounttoa70%conversiondiscount;or

(m)            TheCompanyshallnotbe“current”initsfilingswiththeSecu-ritiesandExchangeCommission;or

(n)              TheCompanyshalllosethe“bid”priceforitsstockinamarket(includingtheOTCQBmarketplaceorotherexchange).

Then,oratanytimethereafter,unlesscuredwithin5days,andineachandeverysuchcase,unlesssuchEventofDefaultshallhavebeenwaivedinwritingbytheHolder(whichwaivershallnotbedeemedtobeawaiverofanysubsequentdefault)attheoptionoftheHolderandintheHolder'ssolediscretion,theHoldermayconsiderthisNoteimmediatelydueandpayable,withoutpresentment,demand,protestor(further)noticeofanykind(otherthannoticeofacceleration),allofwhichareherebyexpresslywaived,anythinghereinorinanynoteorotherinstrumentscontainedtothecontrarynotwithstanding,andtheHoldermayimmediately,andwithoutexpirationofanyperiodofgrace,enforceanyand all of theHolder'srightsand remediesprovided hereinor any other rightsor remediesaffordedbylaw.UponanEventofDefault,interestshallaccrueatadefaultinterestrateof24%perannumor,ifsuchrateisusuriousornotpermittedbycurrentlaw,thenatthehighest rate of interestpermitted bylaw.In theeventofa breachof Section 8(k) thepenal-tyshallbe $250perdaytheshares arenot issuedbeginningon the4thdayaftertheconver-sionnoticewasdeliveredtotheCompany.Thispenaltyshallincreaseto$500perdaybe-ginningonthe10thday.Thepenaltyfor abreachof Section8(n)shallbeanincreaseoftheoutstandingprincipalamountsby20%.IncaseofabreachofSection8(i),theoutstandingprincipaldueunderthis Noteshallincreaseby50%.IfthisNoteis notpaidatmaturity,theoutstandingprincipaldueunderthisNoteshallincreaseby10%.

IftheHoldershallcommenceanactionorproceedingtoenforceanyprovisionsofthisNote, including, without limitation,engagingan attorney, theniftheHolderprevailsin suchaction,theHoldershallbereimbursedbytheCompanyforitsattorneys’feesandothercostsandexpensesincurredintheinvestigation,preparationandprosecutionofsuchac-tionorproceeding.

AttheHolder’selection,iftheCompanyfailsforanyreasontodelivertotheHoldertheconversionsharesbythebythe3rdbusinessdayfollowingthedeliveryofaNoticeofCon-versiontotheCompanyandiftheHolderincursaFailuretoDeliverLoss,thenatanytimetheHoldermayprovidetheCompanywrittennoticeindicatingtheamountspayabletotheHolderinrespectoftheFailuretoDeliverLossandtheCompanymustmaketheHolderwholeasfollows:

FailuretoDeliverLoss=[(Hightradepriceatanytimeonorafterthedayofexercise)x(Numberofconversionshares)]

TheCompanymustpaytheFailuretoDeliverLossbycashpayment,andanysuchcashpaymentmustbemadebythethirdbusinessdayfromthetimeoftheHolder’swrittenno-ticetotheCompany.

9.                   IncaseanyprovisionofthisNoteisheldbyacourtofcompetentju-risdictiontobeexcessiveinscopeorotherwiseinvalidorunenforceable,suchprovisionshallbeadjustedratherthanvoided,ifpossible,sothatitisenforceabletothemaximumextentpossible,andthevalidityandenforceabilityoftheremainingprovisionsofthisNotewillnotinanywaybeaffectedorimpairedthereby.

10.               NeitherthisNotenoranytermhereofmaybeamended,waived,dis-chargedorterminatedotherthanbyawritteninstrumentsignedbytheCompanyandtheHolder.

11.               TheCompanyrepresentsthatitisnota“shell”issuerandhasneverbeena“shell”issuerorthatifitpreviouslyhasbeena“shell”issuerthatatleast12monthshavepassedsincetheCompanyhasreportedform10typeinformationindicatingitisnolongera“shellissuer.Further.TheCompanywillinstructitscounseltoeither(i)writea144-3(a)(9)opiniontoallowforsalabilityoftheconversionsharesor(ii)acceptsuchopinionfromHolder’s counsel.

12.               TheCompanyshallprovideanincreaseinthereservesharesontheNoteexecutedinMayof2015of8,000,000shares.TheCompanyshallissueirrevocabletransferagentinstructionsreserving7,000,000sharesofitsCommonStockforconversionsunderthisNote(the“ShareReserve”).UponfullconversionofthisNote,anysharesre-mainingintheShareReserveshallbecancelled.TheCompanyshallpayallcostsassociat-ed withissuinganddeliveringtheshares.Atalltimes,thereserveshallbemaintainedwiththeTransferAgentatfourtimestheamountofsharesrequirediftheNotewouldbefullyconverted.

13.               TheCompanywillgivetheHolderdirectnoticeofanycorporateac-tions,including but notlimitedtoname changes,stocksplits,recapitalizations etc. Thisno-ticeshallbegiventotheHolderassoonaspossibleunderlaw.

14.               ThisNoteshallbegovernedbyandconstruedinaccordancewiththelawsofNew YorkapplicabletocontractsmadeandwhollytobeperformedwithintheStateofNewYorkandshallbebindinguponthesuccessorsandassignsofeachpartyhereto.TheHolderandtheCompanyherebymutuallywaivetrialbyjuryandconsenttoexclusivejurisdictionandvenueinthecourtsoftheStateofNewYork.ThisAgreementmaybeexe-cutedincounterparts,andthefacsimiletransmissionofanexecutedcounterparttothisAgreementshallbeeffectiveasanoriginal.

INWITNESSWHEREOF,theCompanyhascausedthisNotetobedulyexecutedbyanof-

ficerthereuntodulyauthorized.Dated:9/11/2015

MAXSOUNDCORPORATION

By:

Title:Chairman&CFO

EXHIBITA

NOTICEOFCONVERSION

(TobeExecutedbytheRegisteredHolderinordertoConverttheNote)

Theundersignedherebyirrevocablyelects toconvert$ oftheabove Note into Sharesof CommonStock ofMaxSound Corporation(“Shares”)ac-cordingtotheconditionssetforthinsuchNote,asofthedatewrittenbelow.

IfShares are to be issued in thename ofaperson otherthantheundersigned,theundersignedwillpayalltransferandothertaxesandchargespayablewithrespectthereto.

Date of Conversion: ApplicableConversionPrice: Signature:

[PrintNameofHolderandTitleofSigner]

Address:

SSNorEIN:

Sharesaretoberegisteredinthefollowingname:

Name: Address: Tel: Fax: SSN orEIN:

Sharesaretobesentordeliveredtothefollowing account:

AccountName: Address: